                                                       Registration No.
                                                       -----------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          _________________________


                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                          _________________________


                               OHM CORPORATION
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


        Ohio                                                 34-1503050
-----------------------                                -----------------------
(State of Incorporation                                 (I.R.S. Employer
or Organization)                                        Identification Number)


16406 U.S. Route 224 East, Findlay, Ohio                          45840
------------------------------------------                     ------------
(Address of Principal Executive Office)                         (Zip Code)


                               OHM CORPORATION
                         DIRECTORS' DEFERRED FEE PLAN
--------------------------------------------------------------------------------
                           (Full Title Of the Plan)

                           Randall M. Walters, Esq.
                Vice President, General Counsel and Secretary
                               OHM Corporation
                          16406 U.S. Route 224 East
                             Findlay, Ohio 45840
                                (419) 423-3526
         ------------------------------------------------------------
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)


                                CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                            Proposed maximum        Proposed maximum
       Title of          Amount to be      offering price per      aggregate offering        Amount of
   securities to be       registered            share (1)              price (1)          registration fee
      registered
=============================================================================================================
  Common Stock, par         100,000               $8.75                 $875,000              $301.72
  value $0.10 per
  share
=============================================================================================================

(1)  Calculated in accordance with Rules 457(h)(1) and 457(c), based on the average of the high and low sales prices reported on the New York Stock Exchange Composite Tape for September 28, 1995.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Securities and Exchange Commission by the Company are incorporated in this Registration Statement by reference.

   (a) Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1994.

   (b) Quarterly Reports of the Company on Form 10-Q for the fiscal quarters ended March 31, 1995 and June 30, 1995.

   (c)   Current Report of the Company on Form 8-K, filed on June 13, 1995

   (d) Description of Common Stock of the Company contained in the Registration Statement on Form 8-B, filed on May 27, 1994 (File No. 1-9654).


  All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

  Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

  The legality of the Common Stock offered pursuant to this Registration Statement have been passed upon by Randall M. Walters, Vice President, General Counsel and Secretary of the Company.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

  (a) Under Section 1701.13 of the Ohio General Corporation Law, the Company may indemnify its directors and officers for expenses incurred in legal proceedings when the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the Company. The indemnification authorized by this section is in addition to any other rights granted to the officer or director by the articles, regulations, shareholder or disinterested director vote or other agreement as to indemnification. The Company may also purchase and maintain insurance for any officer or director to protect against liability asserted against the officer or director in his official capacity.

  According to Section 1701.59 of the Ohio General Corporation Law, a director will only be liable in damages when it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company.

  In addition, Article V of the Company's Regulations provides as follows:

   The Corporation may indemnify any director or officer, any former director or officer of the Corporation, and any employee or other person who is or has served at the request of the Corporation as a director, officer, trustee, fiduciary, agent or employee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer, trustee, fiduciary, agent or employee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others as permitted by such Law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities asserted against them, or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the Corporation as contemplated herein.

  (b) The Company has entered into Indemnification Agreements with each of its directors and executive officers which provide, in effect, that the Company, subject to the limitations on the maximum permissible indemnity which may exist under applicable law at the time of any request for indemnity under any such Indemnification Agreement, shall pay on behalf of any director or executive officer ("Indemnitee") any amount which he is or becomes legally obligated to pay relating to or arising out of any claim made against him because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which he commits, suffers, permits or acquiesces in while acting in his capacity as a director or executive officer of the Company, including without limitation damages, judgments, settlements and charges, costs, expenses, expenses of investigation and expenses of defense of legal actions, suits, proceedings or claims and appeals therefrom, and expenses of appeal, attachment or similar bonds. However, the Company is not obligated under the Indemnification Agreement to make any payment in connection with any claim against the Indemnitee: (i) for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any retention or excess beyond the amount of payment under such insurance; (ii) for which the Indemnitee is otherwise indemnified by the Company; (iii) which results in a final, nonappealable order for the Indemnitee to pay a fine or similar governmental imposition which the Company is prohibited by applicable law from paying; or
(iv) based upon or attributable to the Indemnitee gaining in fact a personal profit to which he was not legally entitled, including without limitation profits made from the purchase and sale by the Indemnitee of equity securities of the Company which are recoverable by the Company pursuant to Section 16(b) of the 1934 Act, and profits arising from transactions in publicly traded securities of the Company which were effected by the Indemnitee in violation of
Section 10(b) of the 1934 Act, or Rule 10b-5 promulgated thereunder. The Indemnification Agreements also provide for the payment by the Company of expenses (including without limitation attorneys' and others' fees and expenses) incurred by the Indemnitee in defending any actual or threatened civil or criminal action, suit, proceeding or claim. These expenses shall be paid by the Company in advance of the final disposition thereof, provided, however, that, the Indemnitee shall undertake to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified under the Indemnification Agreement or otherwise.

  Such Indemnification Agreements also provide for indemnification of directors and executive officers to the extent permitted by Section 1701.13 of the General Corporation Law of the State of Ohio. Such rights to indemnification provided by the Indemnification Agreements are not exclusive of any other rights to which the indemnified person may be entitled under the Certificate of Incorporation or Regulations of the Company, the General Corporation Law of the State of Ohio, any other statute, insurance policy, agreement, vote of stockholders or vote of disinterested directors or otherwise.

                                    EXHIBITS

5 Legal Opinion of Randall M. Walters, Vice President, General Counsel and Secretary of the Company as to the legality of the securities being registered.

15     Letter of Ernst & Young Regarding Unaudited Financial Information.

23(a)  Consent of Ernst & Young.

23(b) Consent of Randall M. Walters, Vice President, General Counsel and Secretary of the Company (set forth in the opinion filed as Exhibit 5 to this Registration Statement).

24 Power of Attorney of certain directors and executive officers of the Company.

                                  UNDERTAKINGS

         (A)  The Company hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the registration is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on the 4th day of October, 1995.

                               OHM CORPORATION

                           By  /s/ Randall M. Walters
                               ------------------------------------------------
                               Randall M. Walters
                               Vice President, General Counsel and Secretary

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on October 4, 1995.

                SIGNATURE                                                     TITLE
                         *                                  Chairman, President and Chief Executive Officer
---------------------------------------------------         and Director (Principal Executive Officer)
James L. Kirk

                         *                                  Vice President and Chief Financial Officer
---------------------------------------------------         (Principal Financial Officer)
Harold W. Ingalls

                         *                                  Controller (Principal Accounting Officer)
---------------------------------------------------
Kris E. Hansel

                         *                                  Executive Vice President and Director
---------------------------------------------------
Joseph R. Kirk

                         *                                  Director
---------------------------------------------------
Dr. Charles D. Hollister

                         *                                  Director
---------------------------------------------------
Richard W. Pogue

                         *                                  Director
---------------------------------------------------
Charles W. Schmidt

                         *                                  Director
---------------------------------------------------
Ivan W. Gorr

                         *                                  Director
---------------------------------------------------
Rodney C. Gilbert

                         *                                  Director
---------------------------------------------------
Herbert A. Getz

                         *                                  Director
---------------------------------------------------
James E. Koenig

* The undersigned, pursuant to certain Powers of Attorney executed by each of the directors and officers noted above and previously filed or filed herewith contemporaneously with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Registration Statement on Form S-8 on behalf of each of the persons noted above, in the capacities indicated.

By   /s/ Randall M. Walters                             October 4, 1995
    -------------------------------------------
     Randall M. Walters, Attorney-in-Fact

    Pursuant to the requirements of the Securities Act of 1933, as amended, the OHM Corporation Directors' Deferred Fee Plan has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Findlay, State of Ohio on the 4th day of October, 1995.

                        OHM CORPORATION



                        By:   /s/ Randall M. Walters
                              ----------------------------------------------
                              Randall M. Walters, Vice President, General
                              Counsel & Secretary

                                 EXHIBIT INDEX


                                                                                               PAGINATION
 EXHIBIT                                       EXHIBIT                                       BY SEQUENTIAL
 NUMBER                                      DESCRIPTION                                    NUMBERING SYSTEM
 ------                                      -----------
 5           Legal Opinion of Randall M. Walters, Vice President, General Counsel and
             Secretary of the Company as to the legality of the securities being registered.

 15          Letter of Ernst & Young Regarding Unaudited Financial Information.

 23(a)       Consent of Ernst & Young.

 23(b)       Consent of Randall M. Walters, Vice President, General Counsel and
             Secretary of the Company (set forth in their opinion filed as Exhibit
             5(a) to this Registration Statement).

 24 Power of Attorney of certain directors and executive officers of the Company.